                                  Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In  connection  with  the  quarterly  filing  of  Neogenomics,  Inc.,  a  Nevada corporation (the "Company"), on Form 10-QSB for the period ended March 31, 2003, as filed with the Securities and Exchange Commission (the "Report"),  I, Michael
T. Dent,  M.D.,  President  and Chief Medical  Officer of the Company,  certify, pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002 (18  U.S.C.ss.1350),
that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The  information  contained in the Report fairly  presents,  in all material respects, the financial condition and result of operations of the Company.

/s/ Michael T. Dent, M.D.
Michael T. Dent, M.D.
President, Chief Medical Officer and
Principal Accounting Officer

June 20, 2003